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                                    EXHIBIT 5

                           Kirkpatrick & Lockhart LLP
                            Miami Center - 20th Floor
                          201 South Biscayne Boulevard
                              Miami, Florida 33131


                                November 7, 2003
NeoMedia Technologies, Inc.
2201 Second Street, Suite 600
Fort Myers, Florida  33901

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 333-______) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 300,648,500 shares (the "Shares") of common stock, par value $0.01 per share, of NeoMedia Technologies, Inc. a Delaware corporation.

         You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

         Our  opinion  set  forth  below  is  limited  to the  Delaware  General
Corporation   Law,   including  the   applicable   provisions  of  the  Delaware
Constitution and reported judicial decisions interpreting those laws.

         Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Validity of Securities". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                        Yours truly,

                                        /s/ Kirkpatrick & Lockhart LLP

                                        Kirkpatrick & Lockhart LLP